UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —December 28, 2005

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-4004

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or former address, if changed since last report)

Item 1.01                                            Entry into a Material Definitive Agreement.

Assured Guaranty Ltd.’s subsidiary, Assured Guaranty Corp., maintains the Assured Guaranty Corp. 401(k) Savings Plan and the Assured Guaranty Corp. Non-Qualified Profit Sharing Plan.  On December 28, 2005, Assured Guaranty Corp., effective January 1, 2006, changed the name of the Assured Guaranty Corp. 401(k) Savings Plan to the Assured Guaranty Corp. Employee Retirement Plan (“Retirement Plan”) and the name of the Non-Qualified Profit Sharing Plan to the Assured Guaranty Corp. Supplemental Executive Retirement Plan (“Supplemental Retirement Plan”). On December 28, 2005, Assured Guaranty Corp. also approved the following amendments, effective January 1, 2006, to the Retirement Plan and the Supplemental Retirement Plan:

1. Employer core retirement contributions of 6% of a participant’s cash compensation will be made to the defined contribution portion of the Retirement Plan, subject to applicable IRS limits.

2. Employer core retirement contributions of 6% of a participant’s cash compensation in excess of applicable IRS limits  will be made to the Supplemental Retirement Plan. Additional features which are summarized in the “Assured Guaranty Corp. Supplemental Executive Retirement Plan Highlights Booklet- 2006 Plan Year,” were also added to the Supplemental Retirement Plan.

3. Employee elective deferral contributions and employer matching contributions (up to 6% of a participant’s cash compensation) will be made to the 401(k) portion of the Retirement Plan, subject to applicable IRS limits.

4. Employee elective deferral contributions and employer matching contributions (up to 6% of a participant’s cash compensation)   in excess of those permitted to be made to the Employee Retirement Plan under applicable IRS limits will be made to the Supplemental Executive Retirement Plan.

The authorized officers were directed to finalize and execute amended plan documents.

Prior to 2006, employer retirement contributions (usually 5% of cash compensation) were made to the Retirement Plan, subject to IRS limits.  Amounts in excess of applicable IRS limits were made to the Supplemental Retirement Plan. Employee elective deferral contributions and employer matching contributions (up to 7% of a participant’s cash compensation) were made to the Retirement Plan, subject to applicable IRS limits.

In addition, Assured Guaranty Ltd. maintains the Assured Guaranty Ltd. Supplemental Employee Retirement Plan.  On November 3, 2005 the Board of Directors adopted the First Amendment to this plan, effective January 1, 2006, to permit a reallocation of future contributions between the Assured Guaranty Ltd. Employee Retirement Plan and the Assured Guaranty Ltd. Supplemental Employee Retirement Plan. Both plans are maintained by Assured Guaranty Ltd. for the benefit of its employees who are employed in Bermuda.  On December 21, 2005, the Assured Guaranty Ltd. Supplemental Employee Retirement Plan was also amended to reflect that participants were given the opportunity to make certain deferral elections in 2005 in accordance with Internal Revenue Service guidance relating to changes in tax law applicable to the plan.  Assured Guaranty Ltd. does not consider these to be material amendments to the Assured Guaranty Ltd. Supplemental Employee Retirement Plan.

Item 9.01                                            Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number	Description

10.1	Assured Guaranty Corp. Supplemental Executive Retirement Plan Highlights Booklet 2006 Plan Year*

10.2	Assured Guaranty Ltd. Supplemental Employee Retirement Plan, as amended through the second amendment*

*   Management Contract or Compensatory Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:
/s/ James M. Michener
James M. Michener
General Counsel and Secretary

DATE: December 29, 2005